TBS INTERNATIONAL PLC & SUBSIDIARIES                EXHIBIT 10.21

AMENDMENT NO. 2 AND WAIVER TO CREDIT AGREEMENT

This AMENDMENT NO. 2 AND WAIVER TO CREDIT AGREEMENT (this “Amendment”) dated as of December 31, 2009 and effective as of January 1, 2010, is by and among (i) ALBEMARLE MARITIME CORP., ARDEN MARITIME CORP., AVON MARITIME CORP., BIRNAM MARITIME CORP., BRISTOL MARITIME CORP., CHESTER SHIPPING CORP., CUMBERLAND NAVIGATION CORP., DARBY NAVIGATION CORP., DOVER MARITIME CORP., ELROD SHIPPING CORP., EXETER SHIPPING CORP., FRANKFORT MARITIME CORP., GLENWOOD MARITIME CORP., HANSEN SHIPPING CORP., HARTLEY NAVIGATION CORP., HENLEY MARITIME CORP., HUDSON MARITIME CORP., JESSUP MARITIME CORP., MONTROSE MARITIME CORP., OLDCASTLE SHIPPING CORP., QUENTIN NAVIGATION CORP., RECTOR SHIPPING CORP., REMSEN NAVIGATION CORP., SHEFFIELD MARITIME CORP., SHERMAN MARITIME CORP., STERLING SHIPPING CORP., STRATFORD SHIPPING CORP., VEDADO MARITIME CORP., VERNON MARITIME CORP. and WINDSOR MARITIME CORP., each a corporation organized under the laws of the Republic of the Marshall Islands (collectively, together with any Borrowers joined on or after the date hereof, the “Borrowers” and, each individually, a “Borrower”), (ii) TBS INTERNATIONAL LIMITED, a corporation formed under the laws of Bermuda (“Holdings”), (iii) TBS SHIPPING SERVICES INC., a New York corporation, as administrative borrower (the “Administrative Borrower”), (iv) each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and (v) BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer.

WHEREAS, the Borrowers, Holdings, the Administrative Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of March 26, 2008 (as amended and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed, upon certain terms and conditions, to make loans and otherwise extend credit to the Borrowers;

WHEREAS, Events of Default have occurred and continue (i) in connection with the Administrative Agent’s receipt of a Valuation of the Vessels, dated on or about February 20, 2009, and as a result of the Borrowers’ failure to prepay the Loans and other Credit Extensions in an amount so that the Total Outstandings do not exceed the Maximum Available Amount, in accordance with the requirements contained in Section 2.05(b)(iii) of the Credit Agreement, and (ii) as a result of the Loan Parties’ failure to comply with the financial covenants set forth in Section 7.13 of the Credit Agreement for periods ending prior to the end of the Waiver Period (as defined below) (the Events of Default described in clauses (i) and (ii), collectively, the “Specified Events of Default”);

WHEREAS, the Borrowers have requested and the Lenders and the Administrative Agent are willing (a) to waive the Specified Events of Default, subject to the terms, conditions and other provisions hereof, and (b) to amend certain provisions of the Credit Agreement as more fully provided herein;

WHEREAS, capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement (as amended hereby).

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Administrative Agent hereby agree as follows:

Section 1. Waiver.  Subject to the terms and conditions set forth herein, the Lenders and the Administrative Agent hereby agree to waive the Specified Events of Default but only during the Waiver Period.  Such limited waiver of the Specified Events of Default shall automatically, and without action, notice, demand or any other occurrence, expire on and as of the end of the Waiver Period.  Upon the expiration or termination of the Waiver Period, and from and after such time, (i) the Lenders and the Administrative Agent shall retain all of the rights and remedies relating to the Specified Events of Default (unless the Pre-Waiver Covenant Compliance Date has occurred as of the expiration of the Waiver Period) and any other Default or Event of Default, (ii) the Specified Events of Default shall be reinstated and shall be in full force and effect for all periods including periods after the Waiver Period (unless the Pre-Waiver Covenant Compliance Date has occurred as of the expiration of the Waiver Period), and (iii) any obligation of the Lenders under the Credit Agreement shall be subject to the terms and conditions set forth in the Credit Agreement.

Section 2.                      Affirmation and Acknowledgment of the Borrowers.  Each Borrower hereby ratifies and confirms all of its Obligations to the Lenders, the L/C Issuer and the Administrative Agent, including, without limitation, the Loans, and each Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders, the L/C Issuer and the Administrative Agent the Loans and all other amounts due under the Credit Agreement as amended hereby.  Each Borrower hereby confirms that the Obligations are secured pursuant to the Collateral Documents and pursuant to all other instruments and documents executed and delivered by the Borrowers and as security for the Obligations.

Section 3.                      Release.  In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party acknowledges and agrees that: (a) such Loan Party does not have any claim or cause of action against the Administrative Agent, the L/C issuer or any Lender (or any of its respective directors, officers, employees or agents); (b) such Loan Party does not have any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to the Administrative Agent, the L/C Issuer or any Lender; and (c) each of the Administrative Agent, the L/C Issuer and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties.  Each Loan Party wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect the Administrative Agent’s, the L/C Issuer’s or any Lender’s rights, interests, contracts, collateral security or remedies.  Therefore, each Loan Party unconditionally releases, waives and forever discharges (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Administrative Agent, the L/C Issuer or any Lender to such Loan Party, except the obligations to be performed by any Administrative Agent, the L/C Issuer or any Lender on or after the date hereof as expressly stated in this Amendment, the Credit Agreement and the other Loan Documents, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Loan Party might otherwise have against the Administrative Agent, the L/C Issuer, any Lender or any of its directors, officers, employees or agents, in either case (i) or (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

Section 4.                      Amendments to Section 1.01 of the Credit Agreement.  Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms in the appropriate alphabetical order:

“Amendment No. 2” means Amendment No. 2 and Waiver to Credit Agreement, dated as of December 31, 2009 and effective as of the Amendment No. 2 Effective Date, among the Borrowers, Holdings, the Administrative Borrower, the Lenders and the Administrative Agent.

“Amendment No. 2 Effective Date” means January 1, 2010.

“Waiver Period” means the period commencing on March 2, 2009 and ending on the earliest to occur of (a) April 1, 2010 at 12:00 a.m. Eastern Time and (b) the occurrence after the commencement of the Waiver Period of any Default or Event of Default (other than the Specified Events of Default (as defined in the Amendment No. 2) including, without limitation, any failure to comply with the provisions of Amendment No. 1 or Amendment No. 2.

Section 5.                      Covenants and other Agreements.

(a) Until the expiration of the Waiver Period, so long as any Lender shall have any Commitment hereunder, any Loan or Obligation shall remain unpaid or unsatisfied, each of Holdings and the Borrowers shall not, nor shall it permit any Subsidiary to, directly or indirectly:

(i) Minimum Cash Liquidity. For each calendar month ending (x) on or after the Amendment No. 1 Effective Date through December 31, 2009, permit Qualified Cash of the Loan Parties (other than the Limited Guarantors), to be less than $40,000,000, and (y) on or after the Amendment No. 2 Effective Date, permit Qualified Cash of the Loan Parties (other than the Limited Guarantors), to be less than the greater of (I) $25,000,000 or (II) $40,000,000 minus any prepayment of Indebtedness made during such calendar month as permitted after giving effect to Amendment No. 2, of which, in the case of each of clauses (x) and (y), a minimum average balance of $9,375,000 in any such calendar month shall be deposited with Bank of America, N.A.

(ii) Minimum Consolidated Interest Charges Coverage Ratio.  Permit the Consolidated Interest Charges Coverage Ratio as of the end of the period of determination indicated below and for such period then ending of Holdings and its Subsidiaries to be less than the ratio set forth below opposite such period:

Period of Determination	Minimum Consolidated Interest Charges Coverage Ratio
Four fiscal quarters ending December 31, 2009	1.75:1.00

(iii) Prepayments, Etc. of Indebtedness.  Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof, in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (x) the prepayment of the Credit Extensions in accordance with the terms of the Credit Agreement, (y) regularly scheduled or required repayments, mandatory prepayments or redemptions of Indebtedness described on Schedule 7.02 in favor of The Royal Bank of Scotland plc, DVB Group Merchant Bank (Asia) Ltd., Credit Suisse, AIG Commercial Equipment Finance, Inc., Commerzbank AG and Berenberg Bank and (z) other prepayments of Indebtedness described on Schedule 7.02 in favor of The Royal Bank of Scotland plc, DVB Group Merchant Bank (Asia) Ltd., Credit Suisse, AIG Commercial Equipment Finance, Inc., Commerzbank AG and Berenberg Bank; provided that (I) any such prepayment of Indebtedness corresponds to an amortization payment due during the Waiver Period and that was otherwise due under such loan facility without giving effect to any amendment or modification occurring after the Amendment No. 1 Effective Date and (II) any such prepayments of Indebtedness shall occur on or after January 4, 2010 and prior to the expiration of the Wavier Period.

(b) The Borrowers and Holdings hereby agree, as an inducement to the Lenders to provide the Waiver herein, that notwithstanding any provision of the Credit Agreement to the contrary, the Applicable Rate and the Applicable Commitment Fee Percentage shall be calculated at all times from and after the Amendment No. 2 Effective Date until the expiration of the Waiver Period based on Level I as shown in the respective definitions of Applicable Rate and Applicable Commitment Fee Percentage set forth in the Credit Agreement.

Section 6.                      Limited Consent.  Subject to the terms and conditions set forth herein, the Lenders and the Administrative Agent hereby agree to (i) extend the deadline for completion of the Redomiciliation (as defined in the Consent, dated as of October 9, 2009, by and among Holdings, the Borrowers, the Administrative Borrower, the Lenders and the Administrative Agent) until January 29, 2010 and (ii) extend the deadline for joining TBS International Plc, a corporation formed under the laws of Ireland (“Irish Newco”), as a Loan Party under the Credit Agreement and the other Loan Documents in accordance with Section 6.12(a) of the Credit Agreement until January 29, 2010; provided that until Irish Newco is joined as a Loan Party, it shall not own or hold any assets or property, or engage in any business activity other than maintaining its corporate existence and other actions necessary in order to effectuate the Redomiciliation.

Section 7.                      Representations and Warranties.  Holdings and the Borrowers hereby represent and warrant to the Administrative Agent as follows:

(a) Representation and Warranties in the Credit Agreement.  The representations and warranties of Holdings and the Borrowers contained in the Credit Agreement were true and correct in all material respects as of the date when made and continue to be true and correct in all material respects on the date hereof except for (a) representations or warranties which expressly relate to an earlier date in which case such representations and warranties shall be true and correct, in all material respects, as of such earlier date, or (b) representations or warranties which are no longer true as a result of a transaction expressly permitted by the Credit Agreement.

(b) Ratification, Etc.  Except as expressly amended hereby, the Credit Agreement is hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Credit Agreement shall, together with this Amendment, be read and construed as a single agreement.  All references in the Credit Agreement or any related agreement or instrument shall hereafter refer to the Credit Agreement as amended hereby.

(c) Authority, Etc.  The execution and delivery by each of Holdings and the Borrowers of this Amendment and the performance by each of Holdings and the Borrowers of all of its agreements and obligations under the Credit Agreement, as amended hereby, are within Holdings and each Borrower’s corporate authority and have been duly authorized by all necessary corporate action on the part of Holdings and such Borrower.

(d) Enforceability.  This Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of Holdings and the Borrowers and are enforceable against Holdings and the Borrowers in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

Section 8.                      Effectiveness of Amendment.  The provisions of this Amendment shall become effective as of the Amendment No. 2 Effective Date upon the satisfaction of each of the following conditions, in each case in a manner and in form and substance satisfactory to the Administrative Agent (unless otherwise agreed to in writing by the Administrative Agent):

(a) On or prior to January 4, 2010, the Borrowers shall have made a prepayment of the Term Loan in an aggregate amount equal to $9,500,000 which such prepayment shall be applied against the March 31, 2010 amortization payment required under Section 2.07 of the Credit Agreement; and

(b) Total Revolving Credit Outstanding shall not exceed the Revolving Credit Facility; and

(c) This Amendment shall have been duly executed and delivered by each of the Borrowers, Holdings, the Administrative Borrower, the Guarantors, the Administrative Agent and the Required Lenders and shall be in full force and effect; and

(d) The Administrative Agent shall have received signed Officer’s Certificates, certified by a duly authorized officer of each Borrower and each Guarantor to be true and complete, (a) of the records of all corporate (or equivalent) action taken by such Borrower or such Guarantor to authorize (i) such Borrower’s or such Guarantor’s execution and delivery of this Amendment, and (ii) such Borrower’s and such Guarantor’s entry into and carrying out the terms of this Amendment and the Credit Agreement, as amended hereby, and (b) of the Organization Documents; and

(e) The applicable Subsidiaries of the Loan Parties shall have entered into amendments, waivers or other modifications reasonably satisfactory to the Administrative Agent of each loan agreement evidencing the existing Indebtedness of such Subsidiaries of the Loan Parties described on Schedule 7.02 of the Credit Agreement (including, without limitation, the various loan agreements among certain Subsidiaries of Holdings and The Royal Bank of Scotland plc, DVB Group Merchant Bank (Asia) Ltd., Credit Suisse, AIG Commercial Equipment Finance, Inc, Commerzbank AG and Berenberg Bank), and the Administrative Agent shall have received a signed Officer’s Certificate, certified by a duly authorized officer of Holdings to be true and complete, attaching true, correct and complete fully executed copies of each such amendment, waiver and modification to each such loan agreement, together with each such loan agreement, as in effect immediately prior to the Amendment No. 2 Effective Date; and

(f) On or prior to January 4, 2010, the Borrowers shall have paid (i) to the Administrative Agent, for its own account, all fees set forth in the Fee Letter dated as of December 3, 2009 and (ii) to the Administrative Agent, for the pro rata account of each Lender executing this Amendment, an amendment fee (the “Amendment Fee”) in an amount equal to twenty five (25) basis points of such Lender’s aggregate Revolving Credit Commitment and outstanding Term Loans (prior to giving effect to this Amendment), in accordance with the Fee Letter dated as of December 3, 2009; and

(g) The Borrowers shall have paid all reasonable unpaid fees and expenses of the Administrative Agent’s counsel, Bingham McCutchen LLP, to the extent that copies of invoices for such fees and expenses have been delivered to the Borrowers; and

(h) Since June 30, 2009, there shall have been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect (other than the effect of any noncash impairment charges incurred during each fiscal year of Holdings and its Subsidiaries ending December 31, 2008 and December 31, 2009 in respect of any of Holdings’ or its Subsidiaries’ goodwill and Vessels, and it being further understood that financial performance consistent with the projected financial performance of Holdings and its Subsidiaries outlined in the financial projections delivered to the Administrative Agent and the Lenders as of November 22, 2009 shall not be deemed to constitute a material adverse change), and there shall have been no material adverse change in the facts and information regarding the Loan Parties as presented to the Administrative Agent; and

(i) The Lenders shall have received satisfactory evidence that the Administrative Agent (for itself and the other Secured Parties) shall have a valid and perfected first priority Lien on all of the Collateral and other assets of the Loan Parties (including, without limitation, each of the Vessels); and

(j) The Administrative Agent shall have received such other items, documents, agreements or actions as the Administrative Agent may reasonably request in order to effectuate the transactions contemplated hereby.

Section 9.                      No Other Amendments.  Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement remain in full force and effect.

Section 10.                      Execution in Counterparts.  This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

Section 11.                      Expenses.   Pursuant to 11.04 of the Credit Agreement, all costs and expenses incurred or sustained by the Administrative Agent in connection with this Amendment, including the fees and disbursements of legal counsel for the Administrative Agent in producing, reproducing and negotiating the Amendment, will be for the account of the Borrowers whether or not the transactions contemplated by this Amendment are consummated.

Section 12.                      Miscellaneous.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401). The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.  This Amendment shall constitute one of the Loan Documents referred to in the Credit Agreement and any failure by any Loan Party to comply with the terms contained herein shall constitute an immediate Event of Default.

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

The Borrowers:

ALBEMARLE MARITIME CORP.
ARDEN MARITIME CORP.
AVON MARITIME CORP.
BIRNAM MARITIME CORP.
BRISTOL MARITIME CORP.
CHESTER SHIPPING CORP.
CUMBERLAND NAVIGATION CORP.
DARBY NAVIGATION CORP.
DOVER MARITIME CORP.
ELROD MARITIME CORP.
EXETER SHIPPING CORP.
FRANKFORT MARITIME CORP.
GLENWOOD MARITIME CORP.
HANSEN SHIPPING CORP.
HARTLEY NAVIGATION CORP.
HENLEY MARITIME CORP.
HUDSON MARITIME CORP.
JESSUP MARITIME CORP.
MONTROSE MARITIME CORP.
OLDCASTLE SHIPPING CORP.
QUENTIN NAVIGATION CORP.
RECTOR SHIPPING CORP.
REMSEN NAVIGATION CORP.
SHEFFIELD MARITIME CORP.
SHERMAN MARITIME CORP.
STERLING SHIPPING CORP.
STRATFORD SHIPPING CORP.
VEDADO MARITIME CORP.
VERNON MARITIME CORP.
WINDSOR MARITIME CORP.

By: /s/ Christophil B. Costas
Name: Christophil B. Costas
Title: Attorney-in-Fact

Holdings:

TBS INTERNATIONAL LIMITED

By: /s/ Christophil B. Costas
Name: Christophil B. Costas
Title: Attorney-in-Fact

The Administrative Borrower:

TBS SHIPPING SERVICES INC.

By: /s/ Maryann Cognatello
Name: Maryann Cognatello
Title: Treasurer

The Administrative Agent:

BANK OF AMERICA, N.A.

By: /s/ Judith A. Huckins
Name: Judith A. Huckins
Title: Vice President

The Lenders:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By: /s/ Judith A. Huckins
Name: Judith A. Huckins
Title: Vice President

The Lenders (cont):

DVB GROUP MERCHANT BANK (ASIA) LTD.,

as co-Syndication Agent and a Lender

By:  /s/ Evan D. Cohen
Name: Evan D. Cohen
Title: Director

CITIBANK, N.A., as co-Syndication Agent and a Lender

By: /s/ Gilbert Torres
Name: Gilbert Torres
Title: Vice President

TD BANKNORTH, N.A., as Documentation Agent and a Lender

By:  /s/ Deborah Gravinese
Name: Deborah Gravinese
Title: Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:  /s/ Richard B. Sausbery
Name: Richard B. Sausbery
Title: Vice President

CAPITAL ONE LEVERAGE FINANCE CORP., as a Lender

By: /s/ Thomas F. Furst
Name: Thomas F. Furst
Title: Vice President

GUARANTY BANK, as a Lender

By: /s/ Andrew Widmer
Name: Andrew Widmer
Title: Vice President

MERRILL LYNCH COMMERCIAL FINANCE CORP., as a Lender

By: /s/ Judith A. Huckins
Name: Judith A. Huckins
Title: Vice President

A/73220050

WEBSTER BANK NATIONAL ASSOCIATION, as a Lender

By:   /s/ Richard Freeman
Name: Richard Freeman
Title: Vice President

COMERICA BANK, as a Lender

By:  /s/ Sarune Baer
Name: Sarune Baer
Title: Vice President

TRISTATE CAPITAL BANK, as a Lender

By: /s/ Timothy A. Merriman
Name: Timothy A. Merriman
Title: Senior Vice President

GUARANTORS’ ACKNOWLEDGMENT

Each of the undersigned Guarantors hereby (a) acknowledges and consents to the foregoing Amendment and the Borrowers’ execution thereof; (b) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of the Borrowers under the Credit Agreement as amended; (c) acknowledge and confirm that the liens and security interests granted pursuant to the Loan Documents are and continue to be valid and perfected first priority liens and security interests (subject only to Permitted Encumbrances) that secure all of the Obligations on and after the date hereof; (d) acknowledges and agrees that, as of the date hereof, such Guarantor does not have any claim or cause of action against the Administrative Agent or any Lender (or any of its respective directors, officers, employees or agents); and (e) acknowledges, affirms and agrees that, as of the date hereof, such Guarantor does not have any defense, claim, cause of action, counterclaim, offset or right of recoupment of any kind or nature against any of their respective obligations, indebtedness or liabilities to any Administrative Agent or any Lender.

The Guarantors:

TBS U.S. ENTERPRISES LLC

By: TBS SHIPPING SERVICES INC., its sole member

By: /s/ Maryann Cognatello
Name: Maryann Cognatello
Title: Treasurer

TBS ENERGY LOGISTICS L.P.

By:  TBS U.S. ENTERPRISES LLC, its general partner

By: TBS SHIPPING SERVICES INC., its sole member

By: /s/ Maryann Cognatello
Name: Maryann Cognatello
Title: Treasurer

The Guarantors:

ROYMAR SHIP MANAGEMENT, INC.
TBS SHIPPING SERVICES INC.
azalea shipping & chartering, inc.
compass chartering corp.

By: /s/ Stephen J. DiLorenzo
Name: Stephen J. Dilorenzo
Title: President

TBS INTERNATIONAL LIMITED
WESTBROOK HOLDINGS LTD.
TRANSWORLD CARGO CARRIERS, S.A.
MERCURY MARINE LTD. (F/K/A TBS LOGISTICS LTD.)
TBS WORLDWIDE SERVICES INC.
BEEKMAN SHIPPING CORP.
FAIRFAX SHIPPING CORP.
LEAF SHIPPING CORP.
PACIFIC RIM SHIPPING CORP.
TBS AFRICAN VENTURES LIMITED
TBS EUROLINES, LTD.
TBS HOLDINGS LIMITED
TBS LATIN AMERICA LINER, LTD.
TBS MIDDLE EAST CARRIERS, LTD.
TBS NORTH AMERICA LINER LTD.
TBS OCEAN CARRIERS, LTD.
TBS PACIFIC LINER, LTD.
TBS WAREHOUSE & DISTRIBUTION GROUP LTD.
TBS WAREHOUSE & EQUIPMENT HOLDINGS LTD.
TBS LOGISTICS INCORPORATED
TBSI NEW SHP DEVELOPMENT CORP.
TBS MINING LIMITED

By: /s/ Christophil B. Costas
Name: Christophil B. Costas
Title: Attorney-in-Fact

TBS SHIPPING SERVICES INC.

By: /s/ Maryann Cognatello
Name: Maryann Cognatello
Title: Treasurer

ROYMAR SHIPPING SERVICES INC.

By: /s/ Ronald W. Tursi
Name: Ronald W. Tursi
Title: President